EXHIBIT 4.2

                         ROCKPORT HEALTHCARE GROUP, INC.
                        50 BRIAR HOLLOW LANE, SUITE 515W
                              HOUSTON, TEXAS 77027


__________________________                                Dated as of __________


Mr.  _______________:

     Rockport Healthcare Group, Inc., a Delaware corporation, (the "Company") is offering for sale certain Notes as described herein. The terms and conditions governing the Notes are contained in this Agreement. The Company hereby agrees with you (herein called "Investor" or "Noteholder"), as follows:

SECTION  1.     AUTHORIZATION  OF  NOTES

     The Company hereby authorizes the issuance and sale of an aggregate principal amount of $1,000,000 in the form of convertible subordinated unsecured notes (the "Note" or "Notes") to be issued to _________________________. Each
Note issued hereunder will be dated the date purchased by you hereunder, will mature on June [ ], 2004, will bear interest on its unpaid principal balance from the date of issuance at the rate of ten percent (10%) per annum, payable quarterly, beginning September 30, 2001, out of available cash flow from operations as determined by the Company's Board of Directors, or if not paid but accrued, will be paid at the next fiscal quarter or at maturity. If the interest is not paid quarterly, but is accrued, interest for subsequent quarters shall be computed based upon the unpaid principal balance and accrued interest during the quarter for which such interest computation is performed. Each fiscal quarter, the Board of Directors will determine if sufficient cash flow exists to make the interest payments, and if, in their determination, sufficient cash flow does not exist to make the payments, the interest will accrue until the next fiscal quarter when a similar determination will be made. The failure to pay interest on the Notes prior to the maturity date will not constitute an Event of Default. The Noteholder, at his option, may convert the principal and any accrued and unpaid interest into fully paid and non-assessable shares of the Common Stock on the terms and conditions set forth in Section 8 of this Note Agreement. The Notes will have the other terms and provisions provided herein and in the form of Note attached hereto as Exhibit 1 to this Schedule A. The
                                              ---------         ----------
term "Note" or "Notes" as used herein shall include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. The Note is an unsecured obligation of the Company subordinated in right of payment to the extent of the principal amount (and premium, if any), and interest on, all senior indebtedness (however defined in any debt instrument) of the Company, outstanding at any time during the term of the Note. The Note is convertible into Company common stock ("Common Stock"), $.001 par value per share as described herein.


                                      A - 1
Note Agreement                                                        Schedule A

SECTION  2.     ISSUE  AND  SALE  OF  THE  NOTE

     The Company will issue and sell to you and, subject to the terms and conditions contained in this Agreement, you will purchase from the Company, a
Note in the principal amount specified opposite your name on the signature page.

SECTION  3.     REPRESENTATIONS,  WARRANTIES  AND  CONDITIONS

     The  Company  represents  and  warrants  that:


     3.1     Use  of  Proceeds.  The  Company will apply the proceeds hereof for
             -----------------
working capital and for other general corporate purposes, as it determines in its sole discretion.

     3.2     Offering  of  a  Note.  The  Note has not been registered under the
             ---------------------
Securities Act of 1933 ("Act") or any other similar agency of any state in reliance upon what the Company believes to be exemptions from the registration requirements contained therein. Since the Note has not been registered, it, as well as the Common Stock in which it is convertible, will be a "restricted security" as defined in Rule 144 of the general rules and regulations under the Act. As a "restricted security," an Investor must hold it indefinitely, and may not sell, transfer, pledge or otherwise dispose of it without registration under the Act and without registration under any applicable state securities laws or unless an exemption from registration is available. Moreover, in the event a Noteholder desires to sell or otherwise dispose of his Note or dispose of the underlying shares of Common Stock if such Note is converted, the Investor will be required to furnish the Company with an opinion of counsel acceptable to the Company that the transfer would not violate the registration requirements of the Federal or State securities acts. The Company has the absolute right, in its sole discretion to approve or disapprove such transfer. Accordingly, a Noteholder must be willing to bear the economic risk of investment in the Note for an indefinite period of time. Rule 144 allows sales, without registration under the Act, of limited amounts of securities that have been held for one or two years, in certain circumstances in accordance with specific guidelines.

     3.3     Due  Authorization  and  Compliance  with  Other Instruments.  This
             ------------------------------------------------------------
Agreement and the Notes have been duly and validly authorized by all requisite corporate proceeding and this Agreement constitutes, and the Notes when executed and delivered will be, valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of equitable remedies are subject to the discretion of courts before which any proceeding therefor may be brought and the Notes will be entitled to the benefits of this Agreement and are not subject to any preemptive or similar rights on the part of any holder or holders of shares of capital stock of the Company.


                                      A - 2
Note Agreement                                                        Schedule A

SECTION  4.     CERTAIN  REPRESENTATIONS  AND  COVENANTS  OF  THE  INVESTORS

     4.1     Purchase  for  Investment.  The  Note  and the underlying shares of
             -------------------------
Common Stock may not be sold, transferred, assigned, hypothecated or otherwise disposed of by the registered holder hereof, in whole or in part, unless and until either: (i) the Note or the underlying shares of Common Stock has been duly and effectively registered for resale under the Act, and under any then applicable state securities laws; or (ii) the registered holder delivers to the Company a written opinion satisfactory to its counsel that an exemption from such registration requirements is then available with respect to any such proposed sale or disposition. Any transfer otherwise permissible hereunder shall be made only at the principal office of the Company upon surrender of a Note for cancellation or in exchange for a new Note.

     4.2     Sale  of  the Note.  You hereby agree that you will not directly or
             ------------------
indirectly sell or otherwise dispose of the Note or the underlying shares of Common Stock held by you unless, at the time of such sale or other disposition, you comply with Section 4.1 hereof.

     4.3     Subordination  and  Security.  You  hereby  acknowledge  that  the
             ----------------------------
payment of principal and interest on the Note will be subordinated in right of payment to the extent of the principal amount of (and premium, if any), and interest on, all senior indebtedness (however defined in any debt instrument) of the Company outstanding at any time during the term of the Note, and you hereby acknowledge that the indebtedness hereunder is unsecured. You further acknowledge that the Note is unsecured and that no sinking fund is being established by the Company for the retirement of the indebtedness.

SECTION  5.     REGISTRATION,  TRANSFER  AND  SUBSTITUTION OF THE NOTE, ETC.

     5.1     Note Register; Ownership of the Note.  The Company will cause to be
             ------------------------------------
kept at its principal office a register in which the Company will provide for the registration of the Note. The Company shall treat the Investor in whose name any registered Note is registered on such register as the owner thereof for the purpose of receiving payment of the principal of, and interest on, such Note and for all other purposes and the Company shall not be affected by any notice to the contrary. All references in this Agreement to a "holder" of any registered Note shall mean the Investor in whose name such registered Note is at such time registered on such register.

     5.2     Transfer  and Exchange of the Note.  Upon surrender of any Note for
             ----------------------------------
registration of transfer or for exchange to the Company, the Company, at its expense, will execute and deliver in exchange therefor a new Note or Notes, which aggregate the unpaid principal amount of such surrendered Note. Such new Note shall, at the option of such holder or transferee, be registered in the name of or made payable to such person as such holder or transferee may request, dated so that there will be no loss of interest on such surrendered Note and otherwise of like tenor.

     5.3     Replacement  of  Notes.  Upon  receipt  of  evidence  reasonably
             ----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction of any Note, upon delivery of an indemnity bond in such reasonable amount as the Company may determine, or, in the case of such mutilation, upon the surrender of such Note for cancellation to the Company at its principal office, the Company at its expense will execute and deliver, in lieu thereof, a new Note of like tenor,


                                      A - 3
Note Agreement                                                        Schedule A
dated so that there will be no loss of interest on such lost, stolen, destroyed or mutilated Note. Any Note in lieu of which any such new Note has been so executed and delivered by the Company shall not be deemed to be an outstanding Note for any purpose of this Agreement.

SECTION  6.     PAYMENT  ON  THE  NOTE

     6.1     Payment of Principal and Interest.  The Company will punctually pay
             ---------------------------------
or cause to be paid all amounts of principal and interest payable in respect of the Note in accordance with the terms thereof and of this Agreement.

     6.2     Place  of  Payment.  So  long  as  you or your nominee shall be the
             ------------------
holder of any Note, and notwithstanding anything contained in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal and interest to you or your nominees at the address specified in the Subscription Agreement, or such other address specified for such purpose, or by
-----------------------
such other method and at such other address as you shall have from time to time specified to the Company in writing for such purpose. The holder of any Note will promptly notify the Company of any sale or other disposition of any such Note held by it or its nominee, specifying the name and address of the transferee, assuming that such disposition was effected in accordance with Sections 4.1 and 4.2.

SECTION  7.     EVENTS  OF  DEFAULT,  ETC.

     7.1     Event  of Default Defined.   An  Event  of  Default  means:
             -------------------------

          (a) default shall be made in the payment of principal or interest of any of the Notes when and as the same shall become due and payable, at maturity, unless Noteholder determines, in its discretion, not to make demand for such payments; or

          (b) the Company shall (i) apply for or consent to the appointment of a receiver, trustee, or liquidator of the Company or any of its assets, (ii) make a general assignment for the benefit of creditors, (iii) be adjudicated to be bankrupt or insolvent or (iv) file a voluntary petition in bankruptcy, or a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, moratorium, dissolution, liquidation, or debtor relief law, or any chapter of any such law, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or chapter, or corporate action shall be taken by the Company for the purpose of effecting any of the foregoing; (v) or an order, judgment, or decree shall be entered, without the application, approval, or consent of the Company, by any court of competent jurisdiction, approving a petition seeking liquidation or reorganization of the Company of all or a substantial part of the assets of the Company, and provided that such order, judgment, or decree remains in effect for more than 90 consecutive days.


                                      A - 4
Note Agreement                                                        Schedule A

     7.2     Remedies.   In  an Event of Default, upon the written authorization
             --------
of the holders of Notes, the holders may by notice in writing to the Company declare the unpaid principal of the Notes together with accrued interest thereon to be forthwith due and payable and thereupon such principal and interest shall be due and payable without presentment, protest, or further demand or notice of any kind, all of which are hereby expressly waived. This Section 7, however, is subject to the condition that, if at any time after the occurrence of an Event of Default hereunder, and before the entry of any judgment or decree against the Company for the payment of all or any portion of the Notes then outstanding, the Noteholders may, by written notice to the Company, either temporarily suspend or permanently rescind and annul such declaration of an Event of Default and its consequences (including, without limitation, the acceleration of the Notes as a result of such Event of Default); but no such suspension or rescission and annulment shall extend to or affect any prior, concurrent, or subsequent default or Event of Default (other than the ones identified by the Noteholders declaring them due as the ones upon which such declaration was based) or impair any right consequent thereon.

SECTION  8.     CONVERSION  OF  THE  NOTE  INTO  COMMON  STOCK

     8.1 At any time on or after the date hereof, until June [ ], 2004, provided that the Note is then outstanding, the Noteholder may, at his option, convert any or all such indebtedness, principal and accrued interest, on the terms and conditions set forth in this Section 8, into fully paid and non-assessable shares of the Common Stock. The number of shares of Common Stock shall be determined by dividing the outstanding indebtedness by the Conversion Price (as defined herein) in effect at the time of conversion. The "Conversion Price" per share at which shares of Common Stock shall be initially issuable upon conversion of the indebtedness shall be $____________ per share, to be adjusted pursuant to Section 8.

     8.2 To exercise his conversion privilege, the Noteholder shall give written notice to the Company stating that the Noteholder irrevocably elects to convert such indebtedness. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "Conversion Date." Within ten (10) business days after the date on which such delivery is made, the Company shall issue and send (with receipt to be acknowledged) to the holder thereof or the holder's designee, at the address designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which the Noteholder is entitled as a result of such conversion, and cash with respect to any fractional interest of a share of Common Stock as provided in Section 8.3 of this Agreement. The Noteholder shall be deemed to have become a stockholder of record of the number of shares of Common Stock into which the indebtedness has been converted on the applicable Conversion Date unless the transfer books of the Company are closed on that date, in which event he shall be deemed to have become a stockholder of record of such shares on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date. Upon conversion of only a portion of the indebtedness, the Company shall within ten
(10) business days after the date on which such delivery is made, issue and send (with receipt to be acknowledged) to the Noteholder thereof or the Noteholder's designee, at the address designated by such Noteholder, a new note representing the unconverted portion of indebtedness.


                                      A - 5
Note Agreement                                                        Schedule A

     8.3 No fractional shares of Common Stock or scrip shall be issued upon conversion of the indebtedness. The Company shall make an adjustment in respect of such fractional interest equal to the fair market value of such fractional interest, to the nearest 1/100th of a share of Common Stock, in cash at the Current Market Price (as defined below) on the business day preceding the effective date of the conversion. The "Current Market Price" of publicly traded shares of Common Stock or any other class of Common Stock or other security of the Company or any other issuer for any day shall be deemed to be the daily "Closing Price" for the trading day immediately preceding the Conversion Date. The "Current Market Price" of the Common Stock or other class of capital stock or securities of the Company or any other issuer which is not publicly traded shall mean the fair value thereof as determined in good faith by the Board of Directors of the Company. The "Closing Price" shall mean the last reported sales price on the principal securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automatic Quotations System, or, if the Common stock is not listed or admitted to trading on any national securities exchange or quoted on the National
Association of Securities Dealers Automated Quotations System, in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

     8.4 The Company shall at all times reserve for issuance and maintain available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the indebtedness, the full number of shares of Common Stock deliverable upon the conversion of all indebtedness from time to time outstanding. The Company shall from time to time (subject to obtaining necessary director and stockholder action), in accordance with the laws of the State of Delaware, increase the authorized number of shares of its Common Stock if at any time the authorized number of shares of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the indebtedness at the time outstanding.

     8.5 All shares of Common Stock which may be issued upon conversion of the indebtedness will upon issuance by the Company be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

     8.6 In the event that the Company shall at any time in the future subdivide the outstanding shares of Common Stock, or shall pay or make a dividend or distribution of any class of capital stock of the Company, the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the Company shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination, as the case may be, or the date of conversion whatever is earlier.

SECTION  9.     PREPAYMENT

     Subject to the provisions of this Section 9, the Company shall have the right to prepay the Note in whole, or in part, at the option of the Company, by resolution of the Board of Directors at any time upon giving written notice to


                                      A - 6
Note Agreement                                                        Schedule A
the Noteholder. The notice shall state: (i) the amount of prepayment, and (ii) the date on which the prepayment is to be made which shall be no less than thirty (30) days from the date of the notice.

     The Noteholder at its option shall have the right to convert the balance due and owing into shares of Common Stock in accordance with the conversion privileges set forth in Section 8 hereof. The period in which the Noteholder may exercise his conversion rights shall be after the receipt of prepayment notice and prior to the close of business on the business day prior to the date established for prepayment.

     With respect to a prepayment of the Notes pursuant to this Section 9, any Note paid or prepaid in full shall, after such payment or prepayment in full, be surrendered to the Company and canceled. The Company's failure to pay the principal amount of any Note pursuant to a prepayment notice shall not constitute an Event of Default under this agreement.

     In the event that payment is not made by the Company prior to the close of business on the date established in the notice, said notice becomes null and void and a new notice must be issued.

SECTION  10.    MERGER  AND  CONSOLIDATION

     The Company may consolidate with or merge into any other corporation, or convey, or transfer or lease its properties and assets substantially as an entirety to any person, provided that in any such case (i) the successor corporation shall assume the Company's obligations under this Agreement and the Notes and (ii) immediately after giving effect to such transaction, no default shall have occurred and be continuing.

     In case of any consolidation or merger of the Company with or into any other corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change [other than a change in par value or as a result of a subdivision or combination] in the Common Stock) or any sale or transfer of all or substantially all the assets of the Company, the holder of each Note will after such consolidation, merger, sale or transfer have the right to convert such Note into the kind and amount of securities, cash and other property which such holder would have been entitled to receive upon such consolidation, merger, sale or transfer if he had held the Common Stock issuable upon the conversion of such
Note  immediately  prior  to  such  consolidation,  merger,  sale  or  transfer.

SECTION  11.    SURVIVAL  OF  AGREEMENTS,  ETC.

     All agreements, representations and warranties contained herein or made in writing by or on behalf of the Company and the Noteholder in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement.

SECTION  12.    AMENDMENTS  AND  WAIVERS


                                      A - 7
Note Agreement                                                        Schedule A

     Any term of this Agreement or of the Notes may be amended and the observance of any term hereof or thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and of the Noteholders.

SECTION  13.    MISCELLANEOUS

     This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any holder or holders at the time of the Notes or any part thereof. This Agreement embodies the entire agreement and understanding between you and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Each such counterpart may consist of a number of copies each signed by one party, but together signed by all the parties thereto. If any provision of this Agreement is declared unenforceable by a court of last resort, such declaration shall not affect the validity of any other provision of this Agreement.

     In the event of a dispute in connection with this Note, the parties hereto agree to submit to binding arbitration with the American Arbitration Association, to be held in Harris County, Texas.

     The Note shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. The
Note is performable in Harris County, Texas. Any action or proceeding under or in connection with the Note against the Company or any other party ever liable for payment of any sums of money payable on the Note shall be brought in a State or Federal Court in Harris County, Texas.

     If you are in agreement with the foregoing, please sign below and return to the Company, whereupon this Note Agreement shall become a binding agreement between you and the Company.

                                       Very  truly  yours,
                                       ROCKPORT  HEALTHCARE  GROUP,  INC.

                                       ____________________________________
                                       Harry M. Neer, President and CEO


                                      A - 8
Note Agreement                                                        Schedule A

AGREED TO AND ACKNOWLEDGED BY:                   AMOUNT:


____________________________                     $________




______________________________




______________________________


                                      A - 9
Note Agreement                                                        Schedule A

                                    EXHIBIT 1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IS TRANSFERABLE ONLY UPON THE CONDITIONS SPECIFIED IN THE NOTE AGREEMENT REFERRED TO HEREIN.


     10%  Convertible  Subordinated  Unsecured  Note  Due  June  [  ],  2004


No.  _____                                                              $___,000

     ROCKPORT HEALTHCARE GROUP, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company") for value received, hereby promises to pay to _______________________ or his registered assigns ("Maker"), the principal sum of ______________________ and 00/100 dollars ($_____,000.00) on June [ ], 2004, unless such individual determines not to make demand for such payment, in which case the Note shall be due and payable upon demand, and to pay interest at the rate of ten percent (10%) per annum thereon payable quarterly, commencing September 30, 2001, out of available cash flow from operations as determined by the Company's Board of Directors, or if not paid but accrued, will be paid at the next fiscal quarter or at maturity. If the interest is not paid quarterly, but is accrued, interest for subsequent quarters shall be computed based upon the unpaid principal balance and accrued interest during the quarter for which such interest computation is performed. Each fiscal quarter, the Board of Directors will determine if sufficient cash flow exists to make the interest payments, and if, in their determination, sufficient cash flow does not exist to make the payments, the interest will accrue until the next fiscal quarter when a similar determination will be made. The failure to pay interest on the Notes prior to the maturity date will not constitute an Event of Default. The Noteholder, at his option, may convert the principal and accrued and unpaid interest into fully paid and non-assessable shares of the Common Stock on the terms and conditions set forth in Section 8 of the Note Agreement dated as of June [ ], 2001 ("Note Agreement"). Interest will be computed on the basis of a 360-day year of twelve 30-day months. This
Note is an unsecured obligation of the Company subordinated in right of payment to the extent of the principal amount (and premium, if any), and interest on, all senior indebtedness (however defined in any debt instrument) of the Company, outstanding at any time during the term of the Note. This Note initially will be convertible into Company common stock, $.001 par value per share ("Common Stock"), at the conversion price of $_____________ per share.

     The interest so payable, and punctually paid or duly provided for, on any interest payment date will be paid to the person in whose name this Note is registered. Payment of the principal and interest on this Note will be made at the offices or agencies of the Company maintained for that purpose in Houston, Texas, and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Note register. This Note may be prepaid in whole or in part, at any time and from time to time, without premium or penalty.

                                      A - 10
Note Agreement                                                        Schedule A

     It is the intention of the Maker and the Payee to conform strictly to applicable usury laws. Accordingly, notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, it is agreed as follows: (i) the aggregate of all interest and any other charges constituting interest under applicable law and contracted for, chargeable or receivable under this Note or otherwise in connection herewith shall under no circumstances exceed the maximum amount of interest permitted by law, and any excess shall be deemed a mistake and cancelled automatically and, if theretofore paid, shall, at the option of the holder of this Note, be refunded to the Maker or credited on the principal amount of this Note; and (ii) in the event that the entire unpaid balance of this Note is declared due and payable by the holder of this Note, then earned interest may never include more than the maximum amount permitted by law, and any unearned interest shall be cancelled automatically and, if theretofore paid, shall, at the option of the holder of this Note, either be refunded to the Maker or credited on the principal amount of this Note.

     This Note is of a duly authorized issue of Notes of the Company (which term includes any successor corporation under the Note Agreement) designated as its 10% Convertible Subordinated Unsecured Notes due June [ ], 2004, (the "Notes"), issued pursuant to the Note Agreement, between the Company and the purchasers of the Notes. The terms of this Note include those stated in the Note Agreement. Reference is hereby made to the Note Agreement and all supplements thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, and the holders of the Notes and of the terms upon which the Notes are, and are to be, and delivered.

     If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Note Agreement.

     The indebtedness evidenced by the Notes is, to the extent provided in the Note Agreement, subordinate and junior in right of payment to the prior payment in full of all senior indebtedness. Each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions of the Note Agreement.

     No reference herein to the Note Agreement and no provision of this Note or of the Note Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

     As provided in the Note Agreement and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note register, upon surrender of this Note or registration of transfer at the offices or agencies of the Company in Houston, Texas duly endorsed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                                      A - 11
Note Agreement                                                        Schedule A

     Prior to due presentment of this Note for registration of transfer, the Company, and any agent of the Company may treat the person in whose name this
Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

     All terms used in this Note which are defined in the Note Agreement shall have the meanings assigned to them in the Note Agreement. The Company will furnish to any Note holder of record upon written request without charge a copy of the Note Agreement. Requests may be made to the Company at 50 Briar Hollow Lane, Suite 515W, Houston, Texas 77027 (which address shall be subject to the change of address provisions of the Note Agreement).

     IN WITNESS WHEREOF, Rockport Healthcare Group, Inc. has caused this instrument to be executed in its corporate name.

Dated:  ____________________
                                         ROCKPORT  HEALTHCARE  GROUP,  INC.


                                         ____________________________________
                                         Harry M. Neer, President and CEO